Exhibit 10.33

                                LICENSE AGREEMENT


         This License Agreement (the "Agreement") is made this _____ day of ____________, 1999, by and between ATOMIC BURRITO, INC., a Oklahoma corporation (hereinafter referred to as ("Licensor"), with a principal place of business at 1601 N.W. Expressway, Suite 1910, Oklahoma City, OK 73118 and





                                  INTRODUCTION:


         A. Licensor has developed a restaurant format which features the sale of high quality burritos, beverages, and related Mexican food items of a distinctive variety, and has expended considerable time, skill, effort and money in the creation and development of a restaurant concept using the United States registered trade and service marks (applied for, registration pending) "Atomic Burrito" and "Out of this World!" and operating under the trade name "Atomic Burrito" (The Atomic Burrito restaurant type developed by Licensor and described herein as the "Restaurant").

         B. Licensor and Licensee have previously entered into a Master License Agreement, A copy of which is attached hereto and make a part hereof. In the event of any conflict between this Agreement and the Master License Agreement, then the terms and provisions of this Agreement shall control.

         C. Licensor employs or may employ certain other distinctive and identifying marks, trade names, trademarks, service marks, copyrights, logos, emblems, sign designs and advertising or promotional slogans.

         D. All of the foregoing trademarks or service marks, and such other trademarks or service marks as may be issued by the United States Patent and Trademark office and as may be designated or adopted in the future by Licensor for use in connection with the Restaurant, shall hereinafter by collectively referred to as the "Proprietary Marks."

         E. Licensor employs, and continues to develop and implement, certain distinguishing and identifying restaurant layout and design features, including building design, decor, accessories and fixtures and other identifying trade dress in the interior and exterior of its Restaurants, which features as now and hereafter designated or adopted by Licensor are collectively referred to herein as the "Trade Dress."




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         F.  Licensor   employs,   and  continues  to  develop  and   implement,
identifying combinations of specified equipment and equipment layout; recipes; food preparation methods and food products; operating standards and food and
beverage   and   equipment   specifications;    operational,    management   and
record-keeping procedures; advertising and marketing techniques; trade secrets and confidential information; all of which in combination with its Proprietary Marks and Trade Dress, and as hereafter may be designated or adopted by Licensor for a Restaurant, is sometimes collectively referred to in this Agreement as the "System."

         G. Licensor, by reason of its maintenance of its high standards of quality for food and beverages sold at its Restaurants operated by Licensor and/or by other Licensees, and by reason of its maintenance of high standards of service rendered by such Restaurants, has created goodwill and a demand for restaurants operated using the System, and for the foods served therein.

         H. Licensee recognizes the benefits that may be derived from being identified with and licensed by Licensor and from being able to utilize the System and the Proprietary Marks which Licensor owns.

         I. Licensee acknowledges that the above-described System should provide a firm foundation for restaurant operations featuring high standards of merchandising and quality food products.

         J. Licensee desires, upon the terms and conditions herein set forth, to enter into the business of operating A Restaurant in the location herein described using the System, in accordance with the standards of food and service adopted and promulgated by Licensor.

         K. Licensor is ready and willing to grant a license to Licensee for the use of the System in the operation of a restaurant upon the terms and conditions set forth below.

         Licensor and Licensee, in consideration of the mutual agreements contained and for other good and valuable consideration, acknowledged by each of them to be satisfactory and adequate, do hereby agree as follows:


1.       GRANT OF LICENSE

         1.1 Grant of Right. Upon the terms and conditions set forth in this Agreement, Licensor hereby grants to Licensee the right (often referred to herein as the "License") to be non-exclusive except as hereinafter provided, to use the System, including the Proprietary Marks, in the operation of a restaurant at ________________________________________________; such Restaurant is often referred to herein as the "Licensed Restaurant."

         1.2 Initial Term. The License is for a term of twenty (20) years commencing on the date hereof (the "Initial Term"), subject, however, to earlier termination as provided for herein.

         1.3 Scope of License. The License permits Licensee to represent itself to the public as a licensee of Licensor, and may only be enjoyed or used by Licensee as provided in this Agreement in connection with the advertising, marketing, promotion and sale of such food products and services as are designated from time to time by Licensor to Licensee.

         1.4 Limited Exclusivity. The License granted to Licensee is exclusive only as to the specific location designated herein and may be subject to other limitations set forth in this Agreement.

         1.5 Future Franchise. Licensee and Licensor agree that if Licensor should ever decide to franchise Restaurants, Licensor will provide Licensor's then current franchise disclosure materials, if any, to Licensee. Within thirty
(30) days after receipt of such materials Licensee will give Licensor written notice ("Licensee's Notice") of whether Licensee desires to become a franchisee. If Licensee elects to become a franchisee, then Licensor and Licensee will execute Licensor's standard franchise documents at which time this Agreement shall terminate. If Licensee fails to give Licensor written notice of its election to become a franchisee as set forth in this Section, then Licensee will be deemed to have elected not to become a franchisee and this Agreement will remain in effect. If Licensee elects to become a franchisee, no initial franchise fees shall be payable by Licensee to Licensor.

2.       OPERATION AND MANAGEMENT

         2.1 Operation. Throughout the Term of this Agreement, Licensee shall continuously operate the Licensed Restaurant (except if prevented by fire, Act of God or other casualty or cause beyond the control of the Licensee), or shall secure Licensor's prior approval, which shall not be unreasonably withheld, for any interruption of operations lasting for more than five (5) days. Licensee shall use its best efforts, skills and diligence in the conduct of the Licensed Restaurant, and shall regulate Licensee's employees so that they will be courteous and helpful to the public.

         2.2 Hours of Operation. Unless otherwise authorized or directed by Licensor in writing, which authorization will not be unreasonably withheld, the Licensed Restaurant shall be open for business a minimum of 11:00 a.m. to 10:00 p.m., seven (7) days a week, three hundred sixty-two (362) days per year. Licensee may only close the Licensed Restaurant on Easter Sunday, Thanksgiving Day and Christmas Day and on other days which Licensor may from time to time allow in writing, which authorization will not be unreasonably withheld.

         2.3 Uniforms. All employees shall wear uniforms of such design and color as Licensor and Licensee agree upon from time to time.

         2.4 Menu and Service. Licensee shall serve all menu items which Licensor may deem appropriate to take maximum advantage of the potential market and achieve standardization among the Restaurants. Licensee shall not serve any item which is not otherwise authorized and approved by Licensor in writing. Licensee shall adhere to all specifications prescribed by the Licensor as to ingredients, methods of preparation and service, weight and dimensions of products served, and standards of cleanliness, health and sanitation. All food, drink and other items will be served and sold in packaging that meets Licensor's specifications. Licensee's development of new products is encouraged for the benefit of both Licensee and Licensor.



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         2.5 Promotional  Material.  Notwithstanding  the above,  Licensee shall exhibit, promote the sale of, sell and distribute Licensor's products, including novelties, coupons, promotional literature, materials and souvenirs in the manner and to the extent requested by Licensor from time to time in the Licensed Restaurant operated by Licensee.

         2.6 Pricing. Licensee and Licensor shall agree on the prices to be charged to customers for all products and services (both regular menu items and promotional materials) offered by the Licensed Restaurant.

         2.7 Signs. Licensee shall display the Proprietary Marks only in the manner and at such locations as Licensor has authorized. Licensee agrees to maintain and display signs reflecting the current image of the Restaurant in conformity with specifications issued by Licensor from time to time and shall not place additional posters or signs on the premises without the prior written consent of the Licensor. Licensee shall discontinue the use of such signs as they are declared obsolete by Licensor within a reasonable time specified by Licensor.

         2.8 Equipment. Licensee shall only use equipment in the Licensed Restaurant which Licensor has approved as meeting its specifications and performance standards. As equipment becomes obsolete or inoperable, Licensee shall replace such items with the types and kinds of equipment as are then being installed in new Restaurant at the time of replacement. If Licensor determines that additional or substitute equipment is needed because of a change in menu items or methods of preparation and service, Licensee will install the new equipment within the reasonable time specified by Licensor.

         2.9 Vending Machines, Etc. Licensee shall not install telephone booths, newspaper racks, gum or candy machines, rides, or other vending machines on the premises of the Licensed Restaurant without the prior approval of Licensor.

         2.10 Licensor's Right to Enter. If licensee fails to substantially perform any of its obligations under this Section 2 after being given seven (7) days' prior notice and opportunity to cure, any persons authorized by Licensor may enter the Licensed Restaurant at any time during regular business hours and perform any act deemed necessary by Licensor to remedy such failure without liability to Licensor.


3.   RIGHT OF ENTRY AND INSPECTION

     To insure compliance with this Agreement, Licensor or its designated representative shall have the right to enter the Licensed Restaurant to conduct such activities as it or they deem necessary to ascertain compliance with this Agreement. The inspections may be conducted without prior notice at any time when Licensee or one of its employees is at the Licensed Restaurant. The inspections will be performed in a manner which minimizes interference with the operation of the Licensed Restaurant.


4.   STANDARDS OF OPERATION

     Licensor shall determine standards of quality for all goods and menu items used or sold by the Licensed Restaurant, standards of service in connection with their sale, standards of quality and utility for all furnishings and fixtures of the Licensed Restaurant, and standards of repair and maintenance of the Licensed Restaurant. These standards may, in some cases include recommended manufacturers of certain foods or beverages. Licensee shall strictly conform to such standards and operate such Licensed Restaurant so as to sustain and maintain the goodwill and reputation of the Restaurant, the System and the Proprietary Marks. Such standards shall be substantially the same as those standards employed by Licensor in the operation of any Restaurants. Licensor may own and/or operate, and at any other Atomic Burrito Restaurant any which may be owned and operated by any other Licensee.


5.   LICENSE FEE

     As consideration for the license granted hereby, Licensee agrees to pay Licensor the sum of Fifteen Thousand Dollars ($15,000.00) shall be payable upon execution of this Agreement. This payment is non-refundable and covers the services provided Licensee by Licensor as set forth in Section 5.1 herein.

     5.1 Services Provided for License Fee. In addition to providing Licensee a non-exclusive right to use the trade mark "Atomic Burrito", the trade phrase "Out of this World!", any of the Proprietary marks, trade dress, and use of the System, Licensor agrees to provide the following additional services to Licensee in return for Licensee's payment of the License Fee:

          A. Upon the execution of this Agreement, or within sixty (60) days thereafter, Licensee shall be provided such training and procedure manuals for all restaurant job descriptions as Licensor may have developed, if any, for operation of an "Atomic Burrito" restaurant;

          B. Upon execution of this Agreement, or within sixty (60) days of the opening of Licensee's restaurant, Licensee shall be provided recipes for all Atomic Burrito food items;

          C. Training at existing Atomic Burrito restaurants, if any, for employees of Licensee at the sole expense of Licensee, with the number of people to be trained to be agreed upon jointly by Licensor and Licensee;

          D. An opening training team to assist in opening the new Atomic Burrito restaurant owned by Licensee. This team will be present during the week prior to the opening and the week after the opening. All expenses regarding the opening team provided by Licensor will be borne by Licensor;

          E. Consulting on design and construction of Licensee's Atomic Burrito restaurant; and

          F. Inclusion of Licensee in any "Atomic Burrito Buying Group" for group volume pricing for products and services, if possible.


6.       ROYALTY FEES

         6.1 Royalties. In addition to the License Fee set forth in Section 5 above, Licensee agrees to pay Licensor a royalty fee equal to three percent (3%) of Licensee's gross receipts at the Licensed Restaurant covered by this Agreement, said payments to be paid on the fifteenth (15th) of each month as set forth herein below.

         6.2 "Gross Receipts". The term as used in this Agreement, includes the aggregate amount of all sales of food, beverage, articles, and any other merchandise, whether for cash, on credit or otherwise, made and rendered in, about or in connection with the Licensed Restaurant, unless specifically exempted by Licensor in writing. The sale of Restaurant related products away from the Licensed Restaurant shall be included within the definition of Gross Receipts. Gross Receipts excludes (i) any federal, state, county or city tax, excise tax, or similar taxes based on sales which Licensee collects from customers; (ii) employee discounts; (iii) room rentals and service charges; and
(iv) cash register over-rings. Gross Receipts also excludes cash received as payment in credit transactions where the extension of credit itself has already been included in the amount upon which royalty is computed.

         6.3 Monthly Payment. Once royalty payments commence as set forth above, Licensee shall pay royalties monthly to Licensor based upon the Gross Receipts for the preceding calendar month. Payments ("Royalty Payments") shall be calculated by multiplying the Gross Receipts of the Licensed Restaurant during the preceding calendar month by the applicable royalty percentage of three percent (3%). All Royalty Payments are to be made at Licensor's corporate offices as shown in this Agreement or at such place as Licensor may designate from time to time. All Royalty Payments must be either (a) by check dated and postmarked on or before the fifteenth (15th) day of the month or (b) by wire transfer received by Licensor on or before the fifteenth (15th) day of the month. In the event a Royalty Payment by check is postmarked, or if by wire transfer is received, after the fifteenth (15th) day of any month, Licensee shall pay Licensor a Fifty Dollar ($50.00) late fee in addition to the overdue Royalty Payment. In the event a Royalty Payment by check is postmarked, or if by wire transfer is received, after the fifteenth (15th) day of the second month from the date due, Licensee shall pay Licensor an additional Fifty Dollar ($50.00) late fee and the overdue Royalty Payment plus interest on the Royalty Payment from the date such payment was originally due (i.e., the fifteenth
(15th)) as provided in Section 6.7.




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         6.4 Annual Statement of Accounts.  Within  seventy-five (75) days after the end of each calendar year during the Term of this Agreement,  Licensee shall
prepare  and  deliver  to  Licensor  a  statement  of  accounts  and   financial
statements, including a statements of income, balance sheet and statement of cash flows, certified to be true and correct by the President or Chief Financial Officer of Licensee, showing all monthly Gross Receipts and the corresponding monthly Royalty Payments made during such calendar year and the annual Gross Receipts. In the event that the total of the Royalty Payments for any calendar year is less than the actual royalty owed by Licensee for such calendar year computed on the total amount of Gross Receipts for and during such calendar year, then Licensee shall pay to Licensor the amount of the deficiency. However, in the event that the total of the Royalty Payments for any calendar year is greater than the actual royalty owed by Licensee for such calendar year, Licensor shall either pay to Licensee within thirty (30) days after receipt of the statements required by this Section the amount of such excess or, at Licensor's option apply such excess to any amount then due or to become due from Licensee to Licensor under this Agreement.

         If Licensee fails to submit to Licensor the statements required by this Section within thirty (30) days of receiving notice that they are overdue, Licensor may have an audit conducted of the Licensed Restaurant's financial records and accounts for the applicable period by Certified Public Accountant selected by Licensor, at Licensor's sole expense. The fees and expenses of such Certified Public Accountant incurred by Licensor shall be paid by Licensee to Licensor within thirty (30) days of Licensee's receipt of a statement therefor, in the event that such audit discloses an underpayment by Licensee of four percent (4%) or more of the amount due.

         6.5 Use of Payments. Licensor shall be entitled to deposit each monthly Royalty Payment in its general funds account or to such other accounts as it elects and may make use of such payments freely and without conditions for any and all purposes and no obligation or debt of Licensor to Licensee, or constructive trust or other legal encumbrance, shall be deemed to exist or be imposed on or with respect to any funds paid to Licensor as royalties.

         6.6 Services Provided for Royalty Payments. In consideration for the royalty payments to be made by the Licensee to the Licensor, as set forth in
Section 6.1 above, the Licensor agrees to provide the Licensee with ongoing operations support and consulting in order to assist Licensee in operating the Licensed Restaurant. Such ongoing consulting services to be provided to Licensee shall include a semi-annual operations review and report detailing operational issues identified by Licensor and such other issues as Licensee may request. In addition, Licensor shall provide Licensee with "trouble-shooting" services in order to help Licensee identify and/or deal with problems which may arise in connection with Licensee's operation of the Licensed Restaurant. Such "trouble-shooting" services, to the extent they involve store visits in excess of the semi-annual operations reviews shall be made at the request of licensee and at licensees sole expenses.

         6.7 Interest. Interest will be charged on the amount of any unpaid royalty, hereunder from the date such fee was due and payable at the rate of twelve percent (12%) per annum or the maximum rate permitted by law, whichever is lower.


7.       ACCOUNTING AND RECORDS OF OPERATIONS

         7.1 Maintenance of Records. During the Term of this Agreement, Licensee shall maintain and preserve, for at least three (3) years from the dates of their preparation, full, complete and accurate books, records and accounts as reasonably required by Licensor.


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         7.2 Tax Returns.  At the time of filing any and all federal  income tax and state sales or income tax returns applicable to the Licensed Restaurants with the appropriate taxing authority, Licensee shall submit a copy of same to Licensor, certified by Licensee to be authorized copies of those filed with the I.R.S. and with the applicable State Tax Commission.

         7.3 Other Financial Information. Licensee shall submit to Licensor current financial statements and such other forms, income tax returns, reports, records, information and data as Licensor may reasonably designate, in the format and at the times and places reasonably required by Licensor, either upon request or as specified from time to time.

         7.4 Inspection and Audit. Licensor or its designated independent accountants shall have the right at all reasonable times to examine and copy at Licensor's expense, all financial records and accounts relating to the Licensed Restaurants. Licensor shall have the right, at any time, to cause an audit to be conducted of the licensed Restaurant's financial records and accounts by an independent Certified Public Accountant. If such audit should reveal that Royalty Payments due Licensor have been understated by Licensee, in any report to Licensor, then within thirty (30) days of License's receipt of the results of such audit, Licensee shall pay Licensor the amount by which such Royalty Payment(s) were understated plus interest from the date each such payment should have been made. In addition, if the amounts due were under-reported by four percent (4%) or more, then Licensor shall send to Licensee a copy of the invoice for the cost of such audit, which Licensee agrees to pay within thirty (30) days of receipt thereof.


8.       ADVERTISING

         8.1 Advertising Program. Licensor, at its option, may establish a Public Relations and Advertising Program ("Advertising Program") at such time as there are, in Licensor's sole judgement, a sufficient number of Restaurants in operation. The Advertising Program shall be funded with contributions from each licensee and Licensor operated Restaurant. All contributions to the Advertising program shall be used solely and exclusively for national, regional or local advertising, development of sales and advertising tools, and Public relations for the System and related matters for the mutual benefits of Licensor and all Licensees.

         8.2 Advertising Fee. Licensee shall contribute to the Advertising Program an amount to be determined by Licensor, not to exceed one percent (1%) of Licensee's Gross Receipts during the preceding month. Licensee shall begin making contributions to the Advertising Program if and when it is established by Licensor. Licensor shall determine the amount Licensee owes for advertising expenses from time to time in accordance with this Section, and Licensee shall pay such amount within thirty (30) days of Licensee receipt of payment request.

         8.3 Use of Photographs. Licensor shall have the right to photograph both the interior and exterior of the Licensed Restaurant, and the various foods served therein, and to use any such photographs in its publicity or advertising, and Licensee shall cooperate in securing such photographs and the consent of the persons pictured.


9.       USE OF PROPRIETARY MARKS BY LICENSEE

         9.1 Trademarks, Trade Names, Service Marks and Trade Secrets. Licensee acknowledges that ownership of all rights, title and interest in and to the System, Proprietary Marks, Trade Dress, and the Design, decor and image of the Licensed Restaurant are and shall remain vested solely in Licensor and Licensee disclaims any right or interest therein or the goodwill derived therefrom. In addition, Licensee agrees as follows:

                  A. Licensee shall use only the Proprietary Marks and such other Proprietary marks as are required and approved by Licensor for Licensee's use, and shall use them only in the manner authorized, required and permitted under this Agreement or otherwise by Licensor in writing.

                  B. Licensee shall use the Proprietary Marks and Trade Dress only in connection with the operation of the Licensed Restaurant.

                  C. Licensee shall post a notice at the location of the Licensed Restaurant, in the form and manner required by Licensor, indicating that Licensee is a "Licensed Operator" of the Licensed Restaurant and that the Proprietary Marks are used by the Licensee under license from Licensor.

                  D. Licensee shall not use any Proprietary Marks to secure or incur any obligation or indebtedness.

                  E. Licensee shall not use the Proprietary Marks, or any part thereof, as part of its corporate or other legal business name, without the express written consent or Licensor.

                  F. Licensee shall comply with Licensor's instructions in filing and maintaining requisite trade name or assumed name registrations, and shall execute any documents deemed necessary by Licensor or its counsel to obtain protection for the Proprietary Marks or to Maintain their continued validity and enforceability.

                  G. If Licensee has reason to believe that an unauthorized third party is using or infringing upon any Proprietary Mark, or using a trade dress which is confusingly similar to Licensor's Trade Dress, Licensee shall immediately notify Licensor and cooperate with Licensor in defending or settling any litigation arising therefrom. Licensor will have sole discretion to take
such  action,   if  any,  it  deems  reasonably   necessary  or  proper  in  the
circumstances.

         9.2 Change in Proprietary Mark and Trade Dress. If it becomes advisable at any time in the sole discretion of Licensor to modify or discontinue use of any Proprietary Mark or Trade Dress, or to use one or more additional or substitute names or marks, Licensee is obligated to do so and the sole obligation of Licensor in any such event will be to reimburse Licensee for its tangible costs resulting from such modifications or discontinuance of any Proprietary Mark (such as changing signs) of complying with this obligation. Any exceptions to this requirement must be in writing.



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         9.3 No Contest of  Licensor's  Interest.  Licensee  shall not  contest, directly or indirectly, Licensor's ownership, title right or interest in, or the validity of the System or any component thereof, and agrees not to contest Licensor's sole right to register, use or license others to use such System or any component thereof.

         9.4 Actions on Termination or Expiration. Upon the termination or expiration of this Agreement, Licensee shall execute such documents and perform such acts as Licensor may deem reasonably necessary or desirable to evidence (i) Licensee's disassociation from Licensor, (ii) the fact that Licensee has ceased using the Proprietary Marks and Trade Dress and has no further interest or right therein whatsoever, and (iii) the fact that the obligations in Section 15.4 shall be fulfilled.


10.      CONFIDENTIALITY

         10.1 Confidential Information. Licensee shall not, during the Term of this Agreement or any time thereafter, communicate to, divulge to, or use for the benefit of any other person, persons, partnership, association, corporation or other entity any "Confidential Information" including, without limitation, the following:

                  A. Any information or know-how concerning the methods of operation of the Licensor's restaurant business which may be communicated to Licensee or of which Licensee may learn by virtue of Licensee's operation of the Licensed Restaurants or relationship with Licensor under this Agreement.

                  B. Any information or know-how including, without limitation, drawings, materials, equipment, specifications, techniques, recipes, customer lists and supplier lists and other data, which Licensor designates as, or which Licensee reasonably knows is, confidential; provided that information or know-how which Licensee can demonstrate came to its attention prior to disclosure thereof by Licensor, or which, after disclosure to Licensee by
Licensor, becomes a part of the Public domain through publication or communications by others shall not be deemed to be Confidential Information.

         Notwithstanding the foregoing, Licensee may disclose such Confidential Information to its accountants and attorneys if and to the extent such disclosure is necessary to enable such accountants and attorneys to perform their services for and on behalf of Licensee.

         10.2 Irreparable Harm. Licensee acknowledge that any failure by Licensee or its owners, agents, employees, or affiliates, as the case may be, to comply with the requirements of Sections 10 of this Agreement will cause Licensor irreparable injury, and Licensee agrees to pay Licensor all costs and reasonable attorneys' fee incurred by Licensor in obtaining specific performance of, or any injunction or restraining order against violation of, the requirements of such sections. Licensee shall divulge such Confidential information only to such persons as necessary in order to operate the Licensed Restaurant. Licensee shall obtain from such of its employees or class of employees as Licensor may designate, as a condition of employment, executed copies of a "Confidential Information Disclosure Agreement," in a form to be prescribed by Licensor, requiring a similar observance and protection of the confidentiality of such information on their part and naming Licensor as a third party beneficiary.

11.      INSURANCE

         Licensee will procure and maintain in full force and effect throughout the Term of this Agreement, an insurance policy protecting Licensee, Licensor and its affiliates, and their respective officers, directors, partners and employees against any loss, liability, personal injury, property damage or expense whatsoever arising or occurring upon in connection with the operation of the Licensed Restaurant. Licensor shall be an additional named insured on those coverages specified in subsections (A) and (C) below. All policies required herein shall be written by a responsible insurance company or companies satisfactory to Licensor with an A.M. Best Company financial rating of not less than "A-" and shall provide at least the following minimum amounts of coverage under the following categories:

                  A. Comprehensive general liability insurance for property damage and personal injury, including death, and including products liability, with limits of One Million Dollars ($1,000,000.00) per occurrence and Two Million Dollars ($2,000,000.00) annual aggregate;

                  B. Property damage insurance in the amount of at least full replacement value insuring the Licensed Restaurant, and its equipment, inventory, furnishings and fixtures, and any additions thereto, in accordance with standard fire and extended coverage insurance then in effect for similar businesses; and

                  C. If alcoholic beverages are ever served at the Licensed Restaurant, liability insurance policy with minimum limits of at least One Million Dollars ($1,000,000.00) with endorsements insuring against liability imposed by statutes commonly known as "Dram Shop Acts," or by other laws, upon retailers of alcoholic substances, if such coverage cannot be obtained under the policy or policies in (A) above.

         As a condition to Licensor's approval to permit Licensee to open the Licensed Restaurant for business, certificates of insurance showing compliance with all of the foregoing requirements shall be furnished directly by the insurance agent of Licensee to Licensor for approval. Said certificates shall state that the policy or policies will not be canceled or altered without at least thirty (30) days prior notice to Licensor. Similar certificates shall be submitted to Licensor on each policy renewal date thereafter and, upon request, Licensee shall submit to Licensor copies of all or any policy or amendments thereto. Maintenance of such insurance and the performance by Licensee of its obligations under this paragraph shall not relieve Licensee of liability under the indemnity provisions set forth in this Agreement.

12.      RENEWAL OF LICENSE

         12.1 Right to Renew. Unless the License has been terminated prior to the expiration of its Initial Term, or Licensor has given Licensee notice of its intention not to renew the License as permitted under this Section, the License may be renewed at the option of Licensee for two (2) additional periods of five
(5) years each beyond the initial Term (the "Renewal Terms"; the Initial Term and the Renewal Terms are collectively referred to herein as the "Term" of this Agreement), provided that at the end of the Initial Term and the first Renewal Term, Licensee shall have complied with the conditions set forth in Section 12.3 (hereafter the "Conditions of Renewal"). If renewed, the first Renewal Term will commence on the day immediately following the last day of the Initial Term and if further renewed, the second Renewal Term will commence on the day immediately following the last day of the first Renewal Term.

         12.2 Notice of Renewal/Non-Renewal. Licensor shall give notice to Licensee, not less than one hundred eighty (180) days prior to the scheduled expiration of the Initial Term or the first Renewal Term, as the case may be, of either (a) its intention not to renew (or further renew) the License and of at least one "adequate reason", as hereafter defined, for such refusal to renew, or
(b) its acknowledgment that Licensee is entitled to renew (or further renew) this License at Licensee's option subject to Licensee's compliance with the Conditions of Renewal in Section 12.3. Upon the expiration of the Initial Term or the first Renewal Term, if this Agreement is not renewed (or further renewed), and upon the expiration of the first Renewal Term or the second Renewal Term, if this Agreement is renewed, Licensee shall comply with the obligations in Section 15.4.

         "Adequate Reason" to refuse to renew shall mean any unremedied and existing default by Licensee under this Agreement or any other agreement between Licensee and Licensor relating to the Licensed Restaurant, including without limitation, any course of conduct by Licensee during the Initial Term or the first Renewal Term which constituted a default and would have entitled Licensor to then terminate this Agreement after notice and the expiration of any applicable cure period, even though Licensor's right to terminate this Agreement was not exercised.

         12.3 Conditions of Renewal. Unless each of the following Conditions of Renewal is satisfied at the end of the Initial Term and the first Renewal Term, Licensee shall have no right to renew (or further renew) this Agreement:

                  A. Licensee must have given Licensor notice of its election to renew not less than sixty (60) or more than one hundred eighty (180) days prior to the scheduled expiration date of the Initial Term or the first Renewal Term, as the case may be. If Licensee shall fail to timely submit such notice of its intention to renew, Licensee shall be deemed to have elected not to renew this Agreement, and it shall expire at the end of the Initial Term or the first Renewal Term, as the case may be.

                  B. At the time Licensee elects to renew and at the time of renewal, Licensee must not be in default under this Agreement or any other agreement between Licensee and Licensor relating to the Licensed Restaurant.

                  C. Licensee must have replaced such equipment, furnishings, decor and signs which are not in good working order or which are obsolete or otherwise not in conformity with Licensor's then current standards and decorates or remodels the building and the site to conform to Licensor's then-current standards.

                  D. Licensee must have presented evidence satisfactory to Licensor that Licensee has the right to remain in possession of the Licensed Restaurant for each of the Renewal Terms, or Licensee must have commenced business operations with respect to the Licensed Restaurant.

                  E. Licensee must have executed a general release, in a form prescribed by Licensor, of any and all claims against Licensor and its affiliates and its or their respective officers, directors, shareholders, agents and employees, in their corporate and individual capacities, including, without limitation, claims under federal, state and local laws, rules and ordinances arising from the negotiation, execution or performance of this Agreement, except for such claims as are expressly identified and reserved by Licensee in a notice submitted to Licensor simultaneously with Licensee's notice of its election to renew or within ten (10) days after the claims arises, if that is later. Such notice shall specify in detail the nature of such claims and the nature and amount of any relief or damages demanded, or to be demanded, of Licensor.

                  F. Licensee must have undertaken and satisfactorily accomplished any reasonable remedial actions and curative measures recommended by Licensor during the Initial Term and the first Renewal Term to correct deficiencies in Licensee's sales marketing and operational procedures.

         Licensor may refuse to renew or extend this Agreement, even after giving Licensee notice of Licensee's right to renew under Section 12.2, if any one of the above Conditions of Renewal is not met at the expiration of the Initial Term or the first Renewal Term.


13.      TRANSFERABILITY OF INTEREST

         13.1 Transfer by Licensor. Licensor shall have the right to transfer all or any part of its rights or obligations herein to any person or legal entity. Such transfer shall be effected so as to recognize the pre-existing rights of Licensee under this Agreement.

         13.2 Transfer by Licensee. Licensee shall have the right to transfer all or any part of its rights or obligations herein to any person or legal entity only with the express written consent of Licensor, which consent shall not be unreasonably withheld. Any such transfer shall be effected so as to recognize the pre-existing rights of Licensee under this Agreement.

         13.3 Definition of Transfer. For the purposes of this Agreement, the term "transfer" shall include, but not be limited to, any sale, conveyance, assignment, disposition, donation, pledge or act of encumbrance, or any transfer by devise, inheritance or by operation of law or otherwise, whether voluntarily or involuntarily, including without limitation, any merger, consolidation, business combination, transaction, joint venture or partnership whereby any person or persons acquires directly or indirectly license rights granted by Licensor herein or in any license agreement of Licensee

         13.4 Non-Waiver of Claims. Licensor's consent to a transfer of any interest in the License granted herein shall not constitute a waiver of Licensor's right to demand compliance by the transferee with any of the provisions of this Agreement.

         13.5 Sublicensing. Notwithstanding anything in this Agreement to the contrary, Licensee may not, act as a sub-licensor with respect to the rights granted in this Agreement. Licensor will allow or permit Licensee to subdivide his interests in this License Agreement or allow other persons or entities to share the economic benefits and/or risks of owning the License, even though this Agreement or any License granted hereunder is not formally assigned or transferred and remains with Licensee. An example would be Licensee hereunder forming a separate limited partnership for a Licensed Restaurant and serving as the general partner of such limited partnership.


14.      DEFAULT

         Licensee shall be deemed to be in default of this Agreement and to have materially breached this Agreement upon the occurrence of any of the following:

                  A. If (i) Licensee is adjudicated bankrupt or insolvent or shall make a general assignment for the benefit of creditors, (ii) a petition in bankruptcy is filed by Licensee, or such a petition is filed against Licensee and is not successfully opposed by Licensee, (iii) a bill in equity or other proceeding for the appointment of a receiver of Licensee or other custodian for Licensee's business or assets is filed and is not successfully opposed by Licensee, or (iv) Licensee is unable to pay its debts and obligations as they become due;

                  B. Licensee abandons the License by failing to operate the Licensed Restaurant for five (5) consecutive days during which Licensee is required to operate the Licensed Restaurant under the terms of this Agreement or any shorter period after which it is not unreasonable under the facts and circumstances for Licensor to conclude that Licensee does not intend to continue to operate the Licensed Restaurant, unless such failure to operate is due to fire, flood, earthquake or similar cause beyond Licensee's control;

                  C. Licensee makes any material misrepresentations relating to the acquisition of the license or Licensee engages in conduct which reflects materially and unfavorably upon the operation and reputation of the Licensed Restaurant or System;

                  D. Licensee fails, for a period of ten (10) days after notification of noncompliance, to comply with any federal, state or local law or regulation applicable to the operation of the Licensed Restaurant;

                  E. Licensee, after curing any default for which Licensee was given notice pursuant to Section 15.3, engages in the same noncompliance whether or not such noncompliance is corrected after notice;

                  F. Licensee repeatedly fails to comply with one or more requirements of the License, whether or not corrected after notice;

                  G. The Licensed Restaurant is seized, taken over or foreclosed by a government official in the exercise of his duties, or seized, taken over, or foreclosed by a creditor, lienholder or lessor, or a final judgement against Licensee remains unsatisfied for thirty (30) days (unless a supersedeas or other appeal bond has been filed); or a levy of execution has been made upon the License or upon any property used in the licensed Restaurant, and it is not discharged within thirty (30) days of such levy;

                  H. Licensee is convicted of or pleads nolo contendere to a felony charge or any other criminal misconduct which is relevant to the operation of the Licensed Restaurant;

                  I. Licensee fails to pay any license fees or other amounts due Licensor or its affiliates within thirty (30) days after receiving written notice that such fees are overdue;

                  J. Licensor makes a reasonable determination that continued operation of the Licensed Restaurant by Licensee will result in imminent danger to public health or safety;

                  K. Except  as  expressly permitted by this Agreement, Licensee
discloses  or  divulges  any  portion  of  the  contents  of  the   Confidential
Information;

                  L. Licensee, directly or indirectly, commences any business operation, or markets any product or services, under any other name or mark or employs trade dress which, in Licensor's sole opinion, is confusingly similar to the Proprietary Marks or Trade Dress described herein;

                  M. Licensee fails or refuses to submit any report or document required herein by the date it is due, or to obtain Licensor's prior written approval or consent as required by this Agreement;

                  N. Licensee fails to comply with any other material provisions of this Agreement or other agreements between Licensor and Licensee relating to the Licensed Restaurant.


15.      TERMINATION

         15.1 Termination by Licensee. In general, Licensee has no right to terminate this Agreement, except such rights as it may have under common law by reason of a material breach of Licensor's obligations hereunder. As a condition precedent to such right of termination, Licensee shall give Licensor thirty (30) days notice of the alleged default and opportunity to cure. If Licensor has not cured any such default within thirty (30) days of receiving notice of such default, then Licensee shall send a notice of termination to Licensor and this Agreement and the License granted hereunder will terminate thirty (30) days after Licensor receives such termination letter. In the event Licensee terminates this Agreement, all of the obligations upon termination in Section
15.3 and 15.4 shall apply.

         Licensee acknowledges that any attempted termination by Licensee other than for a material breach by Licensor shall be deemed a default by Licensee.

         15.2 Termination by Licensor After Notice. Upon the occurrence of any default described under subsection 14 of this Agreement, Licensor may, at its option, terminate Licensee's rights under this Agreement if such default shall not have been remedied to Licensor's satisfaction within thirty (30) days after written notice thereof has been given Licensee or such reasonably shorter period as is specified in such notice if such shorter period affords Licensee a reasonable opportunity to cure the default given the nature thereof; provided that such termination will not in any event be effective until the end of such longer period as may be specified in the notice or required by applicable governmental law or regulation. All of the obligations upon termination in
Section 15.3 and 15.4 shall apply upon such termination.

         15.3 Licensor's Obligations Upon Termination or Expiration. Upon the termination or expiration of Licensee's rights under this Agreement, the obligations of Licensor to Licensee under this Agreement shall terminate, except where it is specifically provided herein that any obligation of Licensor will survive such termination or expiration.

         15.4 Licensee's Obligations Upon Termination or Expiration. Upon termination or expiration of the rights granted hereunder to Licensee (whether by Licensor or Licensee), Licensee shall comply with each of the following provisions:

                  A. Cease Operations. Licensee shall immediately cease operating the Licensed Restaurant, and shall not thereafter, directly or indirectly, represent itself to the public or hold itself out as a licensee of Licensor.

                  B. Cease Use of System, Etc. Licensee shall immediately and permanently cease to use, in any manner whatsoever (i) any Confidential Information, (ii) any methods, procedures and techniques associated with the System, (iii) Licensor's trade name, the Proprietary Marks, distinctive forms, slogans, signs, symbols or logos or devices associated with the System, and (iv) any Trade Dress feature which could reasonably be expected to cause the public to believe that Licensee is doing business at or with a restaurant which is owned, operated or licensed by Licensor.

                  C. Other Businesses. Licensee shall not, in the operation of any other business, use any reproduction, counterfeit, copy or colorable imitation of the Proprietary Marks or Trade Dress, either in connection with such other business or the promotion thereof which infringes upon Licensor's rights in and to the Proprietary Marks or Trade Dress, and shall not utilize any designation of origin or description or representation which falsely suggest or represents an association or connection with Licensor.

                  D. Changes Upon Termination or Expiration. Licensee shall make such modifications or alterations to the Licensed Restaurant upon termination or expiration of its rights under this Agreement as may be necessary to prevent the operation of any business thereon by itself or others in derogation of this Section.

                  E. Payment of Indebtedness. Licensee shall promptly pay all sums owing to Licensor. In the event of termination for any default of Licensee, such sums shall include reasonable expenses incurred by Licensor as a result of the default.

                  F. Return of Confidential Information. Licensee shall immediately turn over to Licensor all copies of Confidential Information and other materials in Licensee's possession bearing the Proprietary Marks and all copies thereof (all of which are acknowledged to be Licensor's property) and shall retain no copy or record of the foregoing, except only Licensee's copy of this Agreement and of any correspondence between the parties, and any other documents which Licensee reasonably needs for compliance with any provision of law. Licensee shall additionally turn over to Licensor a copy of all records, files, correspondence, receipts and other materials relating to the operation of the Licensed Restaurant in the Licensee's possession.

                  G. Telephone Number. Licensee shall assign to Licensor or its designee all of Licensee's right, title and interest in and to Licensee's telephone numbers relating to the Licensed Restaurant.

                  H. Continued Compliance. Licensee shall continue to comply with all provisions of this Agreement which by their terms are intended to survive the termination or expiration of Licensee's rights hereunder, including, without limitation, the confidentiality restrictions contained in Section 10.


16.      TAXES, PERMITS AND INDEBTEDNESS

         16.1 Payment. Licensee shall promptly pay when due all taxes levied or assessed, including, without limitation, unemployment and sales taxes, and all accounts and other indebtedness of every kind incurred by Licensee in conducting the business of the Licensed Restaurant.

         16.2 Dispute as to Tax. In the event of any bona fide dispute as to liability for taxes assessed or other indebtedness, Licensee may contest the validity or the amount of the tax or indebtedness in accordance with procedures of the taxing authority or applicable law; however, in no event shall Licensee permit a tax sale, or seizure by levy or execution, or similar writ or warrant, or attachment by a taxing authority or a creditor, to occur against the Licensed Restaurant, or any material portion of the equipment, supplies or inventory of the Licensed Restaurant.

         16.3 Compliance With Laws. Licensee shall, at Licensee's expense, comply with all federal, state and local laws, rules and regulations, and shall timely obtain, and shall keep in force as required throughout the Term of this Agreement all permits and certificates necessary for the full and proper conduct of the Licensed Restaurant, including, without limitation, any building and other required construction permits, assumed name registrations, liquor licenses, sales tax permits, health and sanitation permits and ratings, and fire clearance.

         16.4 Notice of Action. Licensee shall notify Licensor in writing within ten (10) days of the commencement of any action, suit or proceeding, and of the issuance of an order, writ, injunction, award or decree of any court, agency or other governmental instrumentality, which may adversely affect the operation or financial condition of the Licensed Restaurant.


17.      INDEPENDENT CONTRACTOR AND INDEMNIFICATION

         17.1 Independent Contractor. This Agreement does not create a fiduciary relationship between the parties hereto, and Licensee shall be deemed to be an independent contractor of Licensor. Nothing in this Agreement is intended to constitute either party as an agent, legal representative, subsidiary, joint venturer, partner, employee or servant of the other for any purpose whatsoever.

         17.2 Representation of Status. In all public records, in Licensee's relationship with other persons, and on stationary, business forms and checks, Licensee shall indicate Licensee's independent ownership of the Licensed Restaurant and status as a licensee of Licensor. Licensee shall exhibit on the premise, in such place as Licensor may designate, a notification that the Licensed Restaurant is operated by an independent operator and not by Licensor.

         17.3 Authority and Indemnity. Nothing in this Agreement authorizes Licensee to make any contract, agreement, warranty or representation on Licensor's behalf, or to incur any debt or other obligation in Licensor's name, and Licensor shall in no event assume liability for, or be deemed liable hereunder as a result of any such action, or by reason of any act or omission of Licensee in its conduct of the business of the Licensed Restaurant or any claim or judgment arising therefrom.


18.      APPROVALS AND WAIVERS

         18.1 Written Request. Whenever this Agreement requires the prior approval or consent of Licensor, Licensee shall make a written request to Licensor therefor, and such approval or consent shall be obtained in writing, and shall not be unreasonably withheld by Licensor.

         18.2 Lack of Warranties and Liabilities. Licensor makes no warranties or guaranties upon which Licensee may rely, and assumes no liability or obligation to Licensee, by providing any waiver, approval, consent or suggestion to Licensee in connection with this Agreement, or by reason of any neglect, delay or denial of any request therefor.

         18.3 No Assumption of Liability. Licensor shall not, by virtue of any approvals, advice or services provided to Licensee, assume responsibility or liability to Licensee or to any third parties to which Licensor would not otherwise be subject.


19.      NOTICES

         All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given on the earlier of actual receipt whether by personal delivery, messenger, courier, telecopy, telex or similar form of rapid transmission or ten (10) days after being mailed if mailed by certified mail, return receipt requested, postage prepaid, to the addresses set forth below or to such other addresses of which a party has given the other party written notice.

                                    (a)     If to Licensor:

                                            Atomic Burrito, Inc.
                                            1601 N.W. Expressway, Suite 1610
                                            Oklahoma City, OK 73118


                                    (b)     If to Licensee:

20.      ENTIRE AGREEMENT

         This Agreement and the agreements referenced herein constitute the complete understanding and agreement between Licensor and Licensee concerning the subject matter hereof. Except as referenced herein, there are no other oral or written understandings or agreements between Licensor and Licensee or any affiliates of either relating to the subject matter of this Agreement, and all prior and contemporaneous agreements, understandings, conditions, warranties, negotiations, conversations, and representations of each of the parties and their representatives concerning the subject matter hereof are hereby superseded and merged herein. No statement, representation or other act, event or communication, except as referenced or set forth herein, is binding on Licensor in connection with the subject matter of this Agreement or the grant of the License. This Agreement may only be amended by a written document duly executed by both parties.


21.      MISCELLANEOUS

         21.1 Rights of Parties. This Agreement is binding upon the parties hereto and their respective executors, administrators, heirs, and their permitted assigns and successors in interest. Nothing in this Agreement is intended or shall be deemed to confer upon any person or legal entity other than Licensor and Licensee, and such of their respective successors and assigns as may be permitted hereunder, any rights or remedies under or by reason of this Agreement.

         21.2 Captions. All captions in this Agreement are intended solely for the convenience of the parties, and none shall be deemed to affect the meaning or construction of any provisions hereof.

         21.3 Gender. All references herein to the masculine, neuter or singular shall be construed to include the masculine, feminine, neuter or plural, where applicable.

         21.4 Counterparts. This Agreement may be executed in two or more counterparts, and each copy so executed shall be deemed an original.

         21.5  Effect  of  Termination.   Licensee's   obligations  to  Licensor
contained in this Agreement shall not be affected by termination, cancellation or expiration of this Agreement.


22.      ENFORCEMENT

         22.1 Governing Law. This Agreement shall be governed by and interpreted and constructed under the substantive laws of the State of Oklahoma. In the event of any conflict of law, the laws of Oklahoma shall prevail, without regard to the application of the conflict of law rules of the State of Oklahoma.

                                                                - 12 -
         22.2 Waiver of Jury, Waver of Punitive and Consequential Damages, Time Limitation for Actions. Both Licensor and Licensee agree that neither shall be entitled to nor shall either demand a jury trial in the event of litigation between Licensor and Licensee. Except as specifically provided in this agreement, neither Licensor nor Licensee is entitled to any compensation or reimbursement for loss of prospective profits, anticipated sales or consequential damages occasioned by the breach, cancellation or termination of this Agreement. Both Licensor and Licensee specifically agree that neither shall be liable to the other for punitive, exemplary or enhance damages of any nature for any breach, cancellation or termination of this Agreement or the negotiation hereof or the relationship and dealings between the parties in any way relating to this Agreement. Any and all claims and actions arising out of or relating to this Agreement, the relationship of Licensee and Licensor, Licensor's management of the system, or Licensee's development and operation of any Licensed Restaurant, brought by any party hereto against the other, shall be commenced one (1) year from the occurrence of the facts giving rise to such claim or action. Licensee agrees that any action against Licensor hereunder shall be brought on an individual basis and not consolidated on a class-wide or other basis unless Licensor consents thereto.

         22.3 Jurisdiction and Venue. Licensor and Licensee acknowledge that Licensor is a Oklahoma Corporation, this Agreement was offered from Oklahoma County, Oklahoma, this Agreement was negotiated, in whole or in part, in Oklahoma County, Oklahoma, the principal place of business and corporate headquarters of Licensor are in Oklahoma County, Oklahoma, and that Licensee has and will continue to develop a substantial and continuing relationship with the Licensor at its principal offices in Oklahoma County, Oklahoma, where the Licensor's decision-making authority is vested. Accordingly, Licensee and Licensor agree that any legal action arising out of or relating to this agreement shall be instituted and maintained in any state or federal court in Oklahoma. Licensee irrevocably submits to the jurisdiction of such courts and waives any objection it may have to either the jurisdiction or venue of such courts.

         22.4     Severability and Substitution of Valid Provisions.

                  A. Except as expressly provided to the contrary herein, each section, paragraph, term and provision of this Agreement, and any portion thereof, shall be considered severable and if, for any reason, any such portion of this Agreement is held to be invalid, contrary to, or in conflict with any applicable present or future law or regulation in a final, unappealable ruling issued by any court, agency or tribunal with competent jurisdiction in a proceeding to which Licensor is a party, that ruling shall not impair the operation of, or have any other effect upon, such other portions of this Agreement as may remain otherwise intelligible which shall continue to be given full force and effect and bind the parties hereto, although any portion held to be invalid shall be deemed not to be a part of this Agreement from the date the time for appeal expires, if Licensee is a party thereto, otherwise upon Licensee's receipt of a notice of non-enforcement thereof from Licensor.

                  B. Licensor and Licensee agree that if any provision of this Agreement may be construed in two ways, one of which would render the provision illegal or otherwise voidable or enforceable and the other of which would render the provision valid and enforceable, such provision shall have the meaning which renders it valid and enforceable. The language of each provision of this Agreement shall be construed according to its fair meaning and not strictly against Licensor or Licensee.

         22.5 Mediation. It is the intention of the parties to attempt to resolve all disputes arising under or in connection with this Agreement in a commercially reasonable manner so as to maintain a commercial relationship, if possible. In the event of any litigation between Licensor and Licensee, either party may, at its option, provide notice to the other that it desires attempted mediation of the dispute between the parties. Such notice shall be in writing and shall be sufficiently in advance of any trial on the merits to avoid delay. Each party shall present written briefs, oral arguments, evidence and testimony at the mediation proceeding which shall be conducted as a mini-trial type proceeding involving a senior representative of each party having full settlement authority and a mutually agreed upon mediator, or one selected by the American Arbitration Association. The mediator shall be a licensed attorney with experience as a court-appointed mediator. Prior to any mediation, each party shall have had the opportunity to undertake reasonable discovery. In the event settlement is not reached during mediation, the mediator shall promptly prepare a written report detailing his proposed resolution of the matter including factual findings and legal conclusion. The mediation proceedings shall be non-binding upon the parties and the decision and/or report of the mediator shall be confidential and the parties shall enter into a confidentiality agreement for all aspects of the mediation effort. In the event of mediation, the parties agree that no written or oral statements or legal positions or any evidence presented at or in connection with the mediation or any aspect of the mediation proceedings whatsoever may be used in any legal proceeding. All fees and expenses of the mediator shall be split between the parties. Any mediation proceeding shall be conducted in Oklahoma City, Oklahoma. In no event shall mediation delay or impair the right of specific performance set forth in this Section. Any party who refuses to be subject to mediation, or who does not undertake good faith mediation efforts (as determined by the mediator in writing), shall be responsible for the costs and expenses of the other party, including attorney's fees, which are in any way connected with the mediation effort, including reasonable discovery expenses incurred prior thereto. For purposes of awarding costs and expenses pursuant to the foregoing sentence, a court of competent jurisdiction may consider the written report of the mediator which addresses that issue (which shall be separate from the report containing the mediator's proposed resolution of the matter, factual findings and legal conclusions). Any court of competent jurisdiction as determined in accordance with Section 22.3 shall have the power to order the parties to mediation.

         22.6 Rights of Parties are Cumulative. The rights of Licensor and Licensee hereunder are cumulative and no exercise or enforcement by the Licensor or Licensee of any right or remedy hereunder shall preclude the exercise or enforcement by Licensor or Licensee of any other rights or remedy hereunder or which Licensor or Licensee is entitled by law to enforce.


23.      ACKNOWLEDGMENTS

         23.1 Licensee's Time to Review. Licensee acknowledges that it has received, read and understood this Agreement and has been accorded ample time and opportunity to consult with advisors, including legal counsel, of its own choosing, about the potential benefits and risks of entering into this Agreement.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement of the day and year first above written.


                                    LICENSOR:

                                   Atomic Burrito, Inc.


                                   By:    ______________________________

                                   Name:  ______________________________

                                   Title: ______________________________




                                    LICENSEE:


                                   By:    ________________________________

                                   Name:  ________________________________

                                   Title: ________________________________